Exhibit 21.01

                                  SUBSIDIARIES


                 NAME OF THE COMPANY                      STATE OF INCORPORATION

     Daniel M. Friedman & Associates, Inc.                       New York

     Diva Acquisition Corp.                                      Delaware

     Adesso-Madden, Inc.                                         New York

     Madden Direct, Inc.                                         Delaware

     Steven Madden Construction Corp.                            Delaware

     Steven Madden Retail, Inc.                                  Delaware

     Shoe Biz, Inc.                                              Delaware

     Stevies, Inc.                                               Delaware

     Unionbay Men's Footwear, Inc.                               Delaware